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                               EXCERPT OF
          RESOLUTIONS OF MONSANTO COMPANY BOARD OF DIRECTORS
         ADOPTED BY UNANIMOUS CONSENT EFFECTIVE AUGUST 4, 1997


WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to terminate the Monsanto Company Non-Employee Directors Retirement Plan (the "Directors Retirement Plan") with respect to currently active non-employee directors, to close the Charitable Contribution Program established by resolution of the Board of Directors effective April 1, 1992 (the "Charitable Contribution Program") to new participants, and to provide compensation to certain non-employee directors for their Board service during the period from April 25, 1997 to the date of the distribution ("Distribution") to the holders of shares of the Company's common stock, $2.00 par value ("Common Stock") of the outstanding stock in the Company's newly formed Chemicals subsidiary ("Chemicals") (the date of such distribution herein referred to as the "Distribution Date") because of the suspension to such directors in April 1997 of grants of restricted stock that normally would have constituted a portion of their annual retainer and/or the forfeiture of restricted stock that will not be earned out by them because of their resignation from the Company's Board of Directors effective as of the Distribution Date; and

WHEREAS, in connection with such termination of the Directors Retirement Plan it is necessary to make provision for the vested benefits of active non-employee directors under such plan on terms and conditions substantially as presented to this Board at its meeting on July 25, 1997;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby adopts, subject to the Distribution, the Monsanto Company Non-Employee Director Deferred
Compensation Plan (the "Deferred Compensation Plan") substantially in the form set forth in Exhibit A attached hereto.

 ..........

FURTHER RESOLVED, that, subject to the Distribution, the Charitable Contribution Program be amended, effective as of the Distribution Date, such that from and after the Distribution Date, no non-employee director who is not, as of such date, a participant in the Charitable Contribution Program, and no individual who becomes a non-employee director after such date, shall be entitled to become a participant therein.

FURTHER RESOLVED, that, subject to, and as soon as practicable following, the Distribution Date, the Company will make to each of the seven directors... whose grant of restricted stock was suspended in April 1997



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because of the anticipated Distribution a cash payment equal to the sum of
(a) the dollar amount of the portion of the restricted stock which the director would have normally received in April 1997 but for the suspension and which would have been earned out on the date of the 1998 Annual Meeting of Shareholders (the "Dollar Amount") divided by a fraction the numerator of which is the number of months of Board service (to the nearest whole month) during the period from April 25, 1997 to the Distribution Date (the "Service Period") and the denominator of which is twelve; (b) the number of shares of Common Stock that is equal to the Dollar Amount divided by the Fair Market Value of a share of Common Stock on April 25, 1997 (with any resulting fractional shares rounded up to the next higher whole number) multiplied by a fraction the numerator of which is the number of months (to the nearest whole month) during the Service Period and the denominator of which is twelve (the product of such calculation hereinafter referred to as the "Service Period Shares") times the increase in Fair Market Value in one share of Common Stock during the Service Period; and (c) the cash dividends to which a holder of record of the number of Service Period Shares would have become entitled during the Service Period. "Fair Market Value" with respect to any given day means the average of the highest and lowest sales prices of the Common Stock reported as the New York Stock Exchange-Composite Transactions for such day by The Wall Street Journal.

FURTHER RESOLVED, that, subject to, and as soon as practicable following, the Distribution Date, the Company will make to each of the four directors who will resign from the Company's Board effective as of the Distribution Date to become directors of Chemicals ... a cash payment equal to the Fair Market Value of a share of Common Stock on the last trading day immediately prior to the Distribution Date times the number of shares of previously granted restricted stock which such director would have earned out during the period from the 1997 Annual Meeting of Shareholders to the 1998 Annual Meeting of
Shareholders multiplied by a fraction the numerator of which is the number of months of Board service (to the nearest whole month) during the Service
Period and the denominator of which is twelve.

FURTHER RESOLVED, that the appropriate officers and assistant officers of the Company be, and each of them acting alone, is hereby further authorized and empowered to do or cause to be done any and all further acts and things, including the execution and delivery in the name and on behalf of the Company and under its corporate seal of any agreements, certificates, instruments and documents, as such officer may, with the advice of counsel, deem necessary or desirable to carry out the purpose and intent of these resolutions and to comply with all legal requirements relating thereto.